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                                                                      EXHIBIT 21

PARENT AND SUBSIDIARIES

     UST is an independent corporation without parent. It had the following significant subsidiaries as of December 31, 1996:

                                                                                         PERCENTAGE
                                                                                             OF
                                                                                        OWNERSHIP BY
                                                                                         UST OR ITS
                                                                      JURISDICTION OF   WHOLLY OWNED
NAME OF SUBSIDIARY OR AFFILIATE                                        INCORPORATION    SUBSIDIARIES
--------------------------------------------------------------------  ---------------   ------------
International Wine & Spirits Ltd....................................  Delaware               100%
  Stimson Lane Ltd..................................................  Washington             100%
United States Tobacco Company.......................................  Delaware               100%
  United States Tobacco Manufacturing Company Inc...................  Delaware               100%
  United States Tobacco Sales and Marketing Company Inc.............  Delaware               100%
UST Enterprises Inc.................................................  Delaware               100%
UST International Inc...............................................  Delaware               100%

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Certain subsidiaries have been omitted since, if considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.